                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                            United Television, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                 APRIL 27, 1995

To the Stockholders of
  UNITED TELEVISION, INC.:

     The annual meeting of the stockholders of United Television, Inc. ("UTV") will be held at the Minneapolis Hilton and Towers, 1001 Marquette Avenue, Minneapolis, Minnesota 55403, on April 27, 1995, at 2:00 P.M., for the purpose of considering and acting upon the following matters:

          (1) Election of directors.

          (2) Approval and adoption of the 1995 Director Stock Option Plan.

          (3) Ratification of the selection of Price Waterhouse LLP ("Price Waterhouse") as auditors of UTV for the year ending December 31, 1995.

          (4) Such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on February 28, 1995 as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting.

     You are cordially invited to attend the meeting. Arrangements have been made for interested stockholders to visit our Minneapolis/St. Paul television station, KMSP, after the meeting. Whether or not you plan to attend the meeting, you are urged promptly to complete, date and sign the enclosed proxy and to mail it to UTV in the enclosed envelope, which requires no postage if mailed in the United States. Return of your proxy does not deprive you of your right to attend the meeting and to vote your shares in person.

Dated: Beverly Hills, California
       March 24, 1995
                                    By Order of the Board of Directors,

                                              GARTH S. LINDSEY, Secretary

                            UNITED TELEVISION, INC.
                        132 S. RODEO DRIVE, FOURTH FLOOR
                      BEVERLY HILLS, CALIFORNIA 90212-2425

                        -------------------------------
                                PROXY STATEMENT
                        -------------------------------

     This Proxy Statement is furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors of UTV for use at the annual meeting of stockholders on April 27, 1995 and at any adjournment thereof. March 24, 1995 is the approximate date on which this Proxy Statement and the accompanying form of proxy are first being mailed to stockholders.

     As of February 28, 1995, the record date for the meeting, UTV had outstanding 9,821,221 shares of Common Stock, each of which entitles the record holder thereof on such date to one vote on each matter presented at the meeting. The proxy solicited by this Proxy Statement is revocable at any time before it is voted.

     The presence at the meeting in person or by proxy of stockholders entitled to cast a majority of the votes at the meeting constitutes a quorum. The election of directors is decided by a plurality of the votes cast. The favorable vote of holders of a majority of the Common Stock present or represented at the meeting is required to approve the 1995 Director Stock Option Plan. Abstentions have the same effect as a vote against the 1995 Director Stock Option Plan, and broker non-votes have no effect. The proxies named in the enclosed form of proxy and their substitutes will vote the shares represented by the enclosed form of proxy, if the proxy appears to be valid on its face, and, where a choice is specified by means of the ballot on the form of proxy, will vote in accordance with each specification so made.

                             ELECTION OF DIRECTORS

NOMINEES OF THE BOARD OF DIRECTORS

     The proxy will be voted as specified thereon and, in the absence of contrary instruction, will be voted for the reelection of John L. Eastman, James
D. Hodgson and Herbert J. Siegel as directors until the third annual meeting following the April 27, 1995 meeting and until their respective successors are elected and qualified. Information with respect to each such nominee, as well as the seven present directors whose terms of office expire at the first or second annual meeting following the April 27, 1995 meeting, is set forth below:

                                                                             AGE,         HAS SERVED
                        OTHER POSITIONS WITH UTV, PRINCIPAL OCCUPATION   FEBRUARY 28,     AS DIRECTOR
         NAME                   AND CERTAIN OTHER DIRECTORSHIPS              1995            SINCE
----------------------  -----------------------------------------------  ------------     -----------
                                NOMINEES FOR THREE-YEAR TERM
John L. Eastman.......  Partner, Eastman & Eastman, New York City law         55              1985
                          firm; Director, BHC Communications, Inc.
                          ("BHC")(1)

James D. Hodgson......  Director, eight mutual funds of Alliance              79              1981
                          Capital Management Corp., American Health
                          Properties, Inc., and ARA Services, Inc.,
                          former Secretary of Labor and United States
                          Ambassador to Japan

Herbert J. Siegel.....  Chairman of the Board, UTV; Chairman of the           66              1981
                          Board and President, Chris-Craft Industries,
                          Inc. ("Chris-Craft")(2) and BHC

                          INCUMBENT DIRECTORS--TWO-YEAR REMAINING TERM
Lawrence R. Barnett...  Vice Chairman, UTV; Director, Consultant and          81              1981
                        retired Executive Vice President, Chris-Craft

                                                                             AGE,         HAS SERVED
                        OTHER POSITIONS WITH UTV, PRINCIPAL OCCUPATION   FEBRUARY 28,     AS DIRECTOR
         NAME                   AND CERTAIN OTHER DIRECTORSHIPS              1995            SINCE
----------------------  -----------------------------------------------  ------------     -----------
Howard F. Roycroft....  Of Counsel, Hogan & Hartson, Washington, D.C.         64              1982
                          law firm; Chairman of the Board, WIJY, Inc.,
                          radio broadcasting

Rocco C. Siciliano....  Consultant; Chairman, Eisenhower World Affairs        73              1984
                          Institute

Norman Perlmutter.....  Chairman of the Board and Chief Executive             61              1988
                          Officer, Heitman Financial Ltd., real estate
                          financial services; Director, McArthur/Glen
                          Realty Group, United Asset Management
                          Corporation and Chris-Craft

                          INCUMBENT DIRECTORS--ONE-YEAR REMAINING TERM
Abraham A. Ribicoff...  Special Counsel, Kaye, Scholer, Fierman, Hays &       84              1983
                          Handler, New York City law firm; Director, The
                          Hartford Insurance Group; former United
                          States Senator from Connecticut

John C. Siegel........  President, UTV of San Francisco, Inc. ("UTV-          42              1981
                          SF")(3); Senior Vice President, Chris-Craft;
                          Director, BHC

Evan C Thompson.......  President and Chief Executive Officer, UTV;           52              1983
                          Executive Vice President, Chris-Craft and
                          President, Television Division; Director,
                          Chris-Craft

---------------
     (1) BHC, a parent of UTV, is engaged principally in the television broadcasting business.

     (2) Chris-Craft, the parent of BHC, is also principally engaged in the television broadcasting business.

     (3) UTV-SF, a wholly owned subsidiary of UTV, owns television station KBHK in San Francisco.

     The principal occupation of each of the directors for the past five years is stated in the foregoing table. In case a nominee shall become unavailable for election, which is not expected, it is intended that the proxy solicited hereby will be voted for whomever the present Board of Directors shall designate to fill such vacancy.

     John C. Siegel is a son of Herbert J. Siegel. Laurey J. Barnett, Vice President and Director of Programming, is the daughter of Lawrence R. Barnett.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

     UTV has established standing audit and compensation committees to assist the Board of Directors in discharging its responsibilities. UTV has no nominating committee.

     The Audit Committee reviews UTV's internal controls, the objectivity of its financial reporting and the scope and results of the auditing engagement. It meets with appropriate UTV financial personnel and independent accountants in connection with these reviews. The committee recommends to the Board the appointment of the independent accountants, subject to ratification by the stockholders at the annual meeting, to serve as auditors for the following year in examining the corporate accounts. The independent accountants periodically meet with the Audit Committee and have access to the committee at any time. The committee held two meetings during 1994. Its members are Mr. Ribicoff, Chairman of the Committee, and Messrs. Hodgson and Siciliano.

     The Compensation Committee was established at the end of 1994 (after the Board had fixed 1995 salaries and 1994 bonuses for executive officers) to assist the Board in determining the compensation of UTV officers. The Compensation Committee accordingly conducted no meetings during 1994. Its members are Messrs. Hodgson, Perlmutter and Siciliano. The Board of Directors Report on Executive Compensation appears on page 9.

     UTV's Board of Directors held nine meetings during 1994. During that period, Mr. Eastman attended fewer than 75% of the aggregate number of meetings held by the Board of Directors.

VOTING SECURITIES OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The management of UTV has been informed that, as of February 28, 1995, the persons and groups identified in Table I below, including all directors, nominees for director, executive officers and all owners known to UTV of more than 5% of its Common Stock, owned beneficially, within the meaning of Securities and Exchange Commission ("SEC") Rule 13d-3, the shares of UTV Common Stock reflected in such table. Except as reflected in Tables II and III, as of February 28, 1995, each director or executive officer of UTV disclaims beneficial ownership of securities of any parent or subsidiary of UTV. Except as otherwise specified, the named beneficial owner claims sole investment and voting power as to the securities reflected in the tables.

                  I.  BENEFICIAL OWNERSHIP OF UTV COMMON STOCK

                                                                         NUMBER      PERCENT
                             BENEFICIAL OWNER                           OF SHARES    OF CLASS
    ------------------------------------------------------------------  ---------    --------
    Laurey J. Barnett(1)..............................................     10,753          *
    Lawrence R. Barnett(2)............................................    234,892       2.4%
    John L. Eastman...................................................        500          *
    James D. Hodgson(3)...............................................      2,000          *
    Garth S. Lindsey(2)(4)............................................    243,659       2.5%
    Thomas L. Muir(5).................................................      5,422          *
    Norman Perlmutter.................................................      2,000          *
    Abraham A. Ribicoff(6)............................................      1,000          *
    Howard F. Roycroft(7).............................................        300          *
    Rocco C. Siciliano................................................        500          *
    Herbert J. Siegel(2)(8)...........................................    234,892       2.4%
    John C. Siegel(2).................................................    234,892       2.4%
    Evan C Thompson...................................................     25,000          *
    All UTV directors and executive officers as a group, including
      those named above (13 persons)(2)...............................    285,220       2.9%
    Chris-Craft Industries, Inc.......................................  5,509,027      56.1%
      (through BHC Communications, Inc., a majority owned subsidiary)
         767 Fifth Avenue, New York, New York 10153
    Gabelli Funds, Inc., Gabelli Securities, Inc.,
      GAMCO Investors, Inc. and Mario J. Gabelli
         One Corporate Center, Rye, New York 10580(9).................  1,560,252      15.9%

---------------
      *  Less than 1%.

     (1) Ownership includes 6,666 shares issuable pursuant to currently exercisable stock options.

     (2) As of December 31, 1994, (a) the Trustee of the Employees' Stock Purchase Plan of UTV (the "Stock Purchase Plan") held 224,892 shares of UTV Common Stock (representing 2.1% of the outstanding shares at February 28, 1995), and (b) the Trustees under the UTV Profit Sharing Plan (the "Profit Sharing Plan") held 10,000 shares of Common Stock (representing less than 1% of the outstanding shares at February 28, 1995). A committee appointed by the Board of Directors of UTV to administer the Stock Purchase Plan is empowered to direct voting of the shares held by the Trustee under that plan, and the Trustees under the Profit Sharing Plan are empowered to vote and dispose of the shares held by that plan. Herbert J. Siegel, Lawrence R. Barnett, John C. Siegel and Garth S. Lindsey are the members of the committee under the Stock Purchase Plan and are the Trustees of the Profit Sharing Plan. The numbers of

                                                  (Notes continued on next page)
shares set forth in the table with respect to each executive officer, other than Herbert J. Siegel, John C. Siegel, and Garth S. Lindsey, include, with respect to the Stock Purchase Plan, only shares vested as of December 31, 1994. The numbers of shares set forth with respect to each of Herbert J. Siegel, Lawrence
R. Barnett, John C. Siegel, Garth S. Lindsey and all UTV directors and executive officers as a group include all shares held in the Stock Purchase Plan and the Profit Sharing Plan as of December 31, 1994.

     (3) Voting and investment power are shared with the director's wife.

     (4) Ownership includes 8,333 shares issuable pursuant to currently exercisable stock options. Voting power and disposition power is shared with the executive officer's wife as to 317 shares held in a family trust.

     (5) Ownership includes 2,667 shares issuable pursuant to currently exercisable stock options.

     (6) Shares are owned jointly with the director's wife.

     (7) Ownership includes 200 shares owned by the Howard F. Roycroft Pension Trust.

     (8) Ownership excludes 666 shares owned by the director's wife.

     (9) Voting power is disclaimed as to 70,100 shares. Information is furnished in reliance on Amendment No. 8 to Schedule 13D of the named owner dated February 21, 1995, filed with the SEC.

                 II.  BENEFICIAL OWNERSHIP OF CHRIS-CRAFT STOCK

                                         $1.40 CONVERTIBLE         CLASS B COMMON
                                       PREFERRED STOCK(1)(2)       STOCK(1)(2)(3)         COMMON STOCK(2)(4)
                                       ----------------------   ---------------------   ----------------------
                                        NUMBER       PERCENT     NUMBER      PERCENT      NUMBER      PERCENT
          BENEFICIAL OWNER             OF SHARES     OF CLASS   OF SHARES    OF CLASS   OF SHARES     OF CLASS
-------------------------------------  ---------     --------   ---------    --------   ----------    --------
Laurey J. Barnett....................         --          --           --         --        12,532          *
Lawrence R. Barnett(5)...............     50,900       18.0%    1,969,658      23.0%     2,999,935      12.8%
John L. Eastman......................         --          --           --         --            --         --
James D. Hodgson.....................         --          --           --         --            --         --
Garth S. Lindsey.....................         --          --           --         --            --         --
Thomas L. Muir.......................         --          --           --         --            --         --
Norman Perlmutter(6).................         --          --        5,717          *        28,416          *
Abraham A. Ribicoff..................         --          --           --         --            --         --
Howard F. Roycroft...................         --          --           --         --            --         --
Rocco C. Siciliano...................         --          --           --         --            --         --
Herbert J. Siegel(7).................    157,057       55.6%    4,679,547      43.8%     6,948,386      25.5%
John C. Siegel(8)....................      6,000        2.1%      396,390       5.2%       555,057       2.6%
Evan C Thompson(9)...................        130           *      652,682       8.7%     1,217,310       5.6%
All UTV directors and executive
  officers as a group, including
  those named above (13 persons)(10).    213,711       75.7%    7,059,662      59.7%    10,539,458      34.6%

---------------
      *  Less than 1%.

     (1) Each share of Chris-Craft $1.40 Convertible Preferred Stock is convertible into 10.03008 shares of Chris-Craft Common Stock and 20.06014 shares of Chris-Craft Class B Common Stock, except that if such share of Chris-Craft $1.40 Convertible Preferred Stock was transferred after November 10, 1986 other than to a Permitted Transferee, as defined in Chris-Craft's certificate of incorporation, such share is convertible into 30.09022 shares of Chris-Craft Common Stock. Each share of Chris-Craft Class B Common Stock is convertible into one share of Chris-Craft Common Stock.

                                                  (Notes continued on next page)

     (2) At December 31, 1994, (a) the Trustee of the Chris-Craft Employees' Stock Purchase Plan (the "Chris-Craft Stock Purchase Plan") held 362,271 shares of Chris-Craft Class B Common Stock, 498,068 shares of Chris-Craft Common Stock and 246 shares of Chris-Craft $1.40 Convertible Preferred Stock (representing 5%, 2% and less than 1% of the outstanding shares of the respective classes at February 28, 1995), and (b) the Trustees under the Chris-Craft Profit Sharing Plan held 154,500 shares of Chris-Craft Class B Common Stock (representing 2% of the outstanding shares of the class at February 28, 1995). A committee appointed by the Board of Directors of Chris-Craft to administer the Chris-Craft Stock Purchase Plan is empowered to direct voting of the shares held by the Trustee under that plan, and the Trustees under the Chris-Craft Profit Sharing Plan are empowered to vote and dispose of the shares held by that plan. Herbert J. Siegel, Lawrence R. Barnett and another director of Chris-Craft are the members of the committee under the Chris-Craft Stock Purchase Plan and are the Trustees under the Chris-Craft Profit Sharing Plan. The numbers of shares set forth in the table with respect to each executive officer other than Herbert J. Siegel include, with respect to the Stock Purchase Plan, only shares vested at December 31, 1994. The numbers of shares set forth in the table with respect to each of Herbert J. Siegel, Lawrence R. Barnett and all directors and executive officers as a group include all shares held in the Chris-Craft Profit Sharing Plan and the Chris-Craft Stock Purchase Plan at December 31, 1994. If, at February 28, 1995, the shares of Chris-Craft $1.40 Convertible Preferred Stock held in the Chris-Craft Stock Purchase Plan at December 31, 1994 had been converted, and the Chris-Craft Class B Common Stock issuable upon such conversion had been added to the Chris-Craft Class B Common Stock then held in the Chris-Craft Stock Purchase Plan and the Chris-Craft Profit Sharing Plan, the shares of Chris-Craft Class B Common Stock held in the two plans would represent 7% of the Chris-Craft Class B Common Stock that would have been outstanding; if, at February 28, 1995, the shares of Chris-Craft $1.40 Convertible Preferred Stock held in the Chris-Craft Stock Purchase Plan at December 31, 1994 had been converted, the Chris-Craft Class B Common Stock then held in the Chris-Craft Stock Purchase Plan and the Chris-Craft Profit Sharing Plan, or issuable upon conversion of the Chris-Craft $1.40 Convertible Preferred Stock held in the Chris-Craft Stock Purchase Plan, had been converted, and the Chris-Craft Common Stock issuable upon such conversions had been added to the Chris-Craft Common Stock then held in such plans, the shares of Chris-Craft Common Stock held in the two plans would represent 5% of the Chris-Craft Common Stock that would have been outstanding.

     (3) Includes shares of Chris-Craft Class B Common Stock issuable upon conversion of the Chris-Craft $1.40 Convertible Preferred Stock reflected in the table opposite the identified person or group. In accordance with SEC rules, the percentages shown have been computed assuming that the only shares converted are those shares reflected opposite the identified person or group.

     (4) Includes shares of Chris-Craft Common Stock issuable upon conversion of the Chris-Craft $1.40 Convertible Preferred Stock and the Chris-Craft Class B Common Stock reflected in the table opposite the identified person or group. In accordance with SEC rules, the percentages shown have been computed assuming that the only shares converted are those shares reflected opposite the identified person or group.

     (5) Ownership includes 23,495 shares of Chris-Craft Class B Common Stock owned by a charitable foundation of which Mr. Barnett and certain members of his family are the directors and 19,840 shares issuable on exercise of options previously granted under Chris-Craft's 1989 and 1994 Director Stock Option Plans or to be granted immediately following Chris-Craft's 1995 annual meeting of stockholders under Chris-Craft's 1994 Director Stock Option Plan.

     (6) Ownership includes 19,840 shares of Chris-Craft Common Stock issuable on exercise of options previously granted under Chris-Craft's 1989 and 1994 Director Stock Option Plans or to be granted immediately following Chris-Craft's 1995 annual meeting of stockholders under Chris-Craft's 1994 Director Stock Option Plan.

     (7) Ownership includes 100,000 shares of Chris-Craft Common Stock issuable pursuant to currently exercisable stock option and excludes 13,000 shares of Chris-Craft $1.40 Convertible Preferred Stock, 62,530

                                                  (Notes continued on next page)
shares of Chris-Craft Class B Common Stock and 10,000 shares of Chris-Craft Common Stock owned by the director's wife.

     (8) Ownership includes 70,725 shares of Chris-Craft Common Stock issuable pursuant to currently exercisable stock options.

     (9) Ownership includes 137,391 shares of Chris-Craft Common Stock issuable pursuant to currently exercisable stock options.

    (10) Ownership includes all shares held in the Chris-Craft Stock Purchase Plan and the Chris-Craft Profit Sharing Plan as of December 31, 1994 (see Note
2). Of the shares held in the Chris-Craft Stock Purchase Plan, 116 shares of Chris-Craft $1.40 Convertible Preferred Stock, 242,250 shares of Chris-Craft Class B Common Stock and 418,660 shares of Chris-Craft Common Stock were held for the accounts of employees other than directors or executive officers of UTV.

             III.  BENEFICIAL OWNERSHIP OF BHC CLASS A COMMON STOCK

                                                                                      NUMBER
                                BENEFICIAL OWNER                                   OF SHARES(1)
---------------------------------------------------------------------------------  ------------
Laurey J. Barnett................................................................        --
Lawrence R. Barnett(2)...........................................................       309
John L. Eastman..................................................................        --
James D. Hodgson.................................................................        --
Garth S. Lindsey.................................................................        --
Thomas L. Muir...................................................................        --
Norman Perlmutter................................................................        --
Abraham A. Ribicoff(3)...........................................................        65
Howard F. Roycroft...............................................................        --
Rocco C. Siciliano...............................................................        --
Herbert J. Siegel(2).............................................................       538
John C. Siegel...................................................................        --
Evan C Thompson..................................................................        --
All UTV directors and executive officers as a group, including
  those named above (13 persons)(2)..............................................       603

---------------
     (1) Each amount shown represents less than 1% of the class. In accordance with SEC rules, percentages have been computed deeming as not outstanding 226,503 shares of BHC Class A Common Stock held by UTV.

     (2) Ownership includes 309 shares held in the Chris-Craft Profit Sharing Plan, of which Messrs. Herbert J. Siegel and Lawrence R. Barnett and another Chris-Craft director are Trustees. See Note 2 to Table II.

     (3) Shares are owned jointly with the director's wife.

EXECUTIVE COMPENSATION

     The following table sets forth all plan and non-plan compensation paid to the individuals indicated therein for services rendered in all capacities to UTV and its subsidiaries during the three years ended December 31, 1994.

                           SUMMARY COMPENSATION TABLE

                                                                    LONG-TERM
                                                                   COMPENSATION
                                                                   ------------
                                                                      AWARDS
                                                 ANNUAL            ------------
                                             COMPENSATION(1)        SECURITIES
                                           -------------------      UNDERLYING          ALL OTHER
  NAME AND PRINCIPAL POSITION     YEAR     SALARY ($)  BONUS ($)    OPTIONS(#)      COMPENSATION($)(2)
--------------------------------  ----     -------     -------     ------------     ------------------
Evan C Thompson(3)..............  1994                                     0                   0
  President and Chief Executive   1993                                     0                   0
  Officer                         1992                                     0                   0

Garth S. Lindsey................  1994     155,000     200,000        15,000              23,928(2)(4)
  Executive Vice President,       1993     150,000      95,000            --              46,782
  Chief Financial Officer and     1992     126,000      74,000        12,500              45,577
  Secretary

Laurey J. Barnett...............  1994     155,000     145,000        12,000                 761(5)
  Vice President and              1993     150,000      72,000            --              18,906
  Director of Programming         1992     120,000      55,000        10,000               9,592

Thomas L. Muir..................  1994     103,000     130,000         9,000              10,000(2)
  Treasurer and Controller        1993     100,000      60,000            --              10,000
                                  1992      84,000      46,000         8,000              12,290

---------------
     (1) Excludes automobile allowance of $600 per month paid to Messrs. Lindsey and Muir and Ms. Barnett (increased to $800 commencing in 1995), and perquisites and other personal benefits aggregating less than the lesser of $50,000 or 10% of total annual salary and bonus reported for the named person.

     (2) Includes annual forgiveness of indebtedness of Mr. Lindsey of $20,000 and of Mr. Muir of $10,000. See Certain Relationships and Related Transactions below.

     (3) Mr. Thompson receives no regular compensation from UTV and received no compensation from UTV between 1992 and 1994. Since 1986, UTV has paid Chris-Craft a management fee at the rate of $400,000 per year, which fee was determined by agreement between Chris-Craft and UTV, primarily for the executive management services of certain Chris-Craft senior officers to UTV. Beginning with 1994, UTV has also paid BHC subsidiary KCOP Television, Inc. a management fee of $1,750,000 per year to reimburse KCOP for expenses incurred, attributable to the compensation paid by KCOP to its executive and support staff for the portion of their services which constitutes executive management services to UTV. During each of the three years beginning in 1992, UTV paid to Chris-Craft the UTV Chairman's fee of $75,000 ($85,000 beginning in 1994) that otherwise would have been payable to Herbert J. Siegel, and directors' fees of $25,000 ($35,000 beginning in 1994) that otherwise would have been payable to each of John C. Siegel and Lawrence R. Barnett had they not been employed by Chris-Craft as employees or as a consultant, and from May 1, 1992 through December 31, 1994, $1,000 for each meeting of the Board of Directors attended.

     (4) Reflects UTV contributions, or accruals under UTV's Benefit Equalization Plan in lieu of contributions and forfeiture allocations, of $1,588 to the UTV Stock Purchase Plan and $2,340 with respect to the UTV Profit Sharing Plan.

     (5) Reflects UTV contributions, or accruals under the Benefit Equalization Plan in lieu of contributions and forfeiture allocations of $306 to the Stock Purchase Plan and $455 with respect to the Profit Sharing Plan.

     The following table sets forth information regarding each grant of stock options made during 1994 to each of the named individuals. Options become exercisable in three equal annual installments commencing on the first anniversary of the grant and may be exercised on a cumulative basis at any time before expiration.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                              POTENTIAL REALIZABLE
                                                                                                VALUE AT ASSUMED
                               NUMBER OF      PERCENT OF TOTAL                                ANNUAL RATES OF STOCK
                              SECURITIES          OPTIONS                                     PRICE APPRECIATION FOR
                              UNDERLYING          GRANTED                                         OPTION TERM
                            OPTIONS GRANTED   TO EMPLOYEES IN    EXERCISE PRICE   EXPIRATION   -----------------
           NAME                   (#)           FISCAL YEAR          ($/SH)         DATE        5%($)    10%($)
--------------------------  ---------------   ----------------   --------------   --------     -------   -------
Evan C Thompson...........            0                 0                 0                          0         0
Garth S. Lindsey..........       15,000             6.90%             53.50       12/27/99     221,700   489,900
Laurey J. Barnett.........       12,000             5.52%             53.50       12/27/99     177,360   391,920
Thomas L. Muir............        9,000             4.14%             53.50       12/27/99     133,020   293,940

     The following table sets forth information concerning each exercise of stock options during 1994 by each of the named individuals, along with the year-end value of unexercised options.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                    NUMBER OF
                                                              SECURITIES UNDERLYING         VALUE OF UNEXERCISED
                                                               UNEXERCISED OPTIONS          IN-THE-MONEY OPTIONS
                                                              AT FISCAL YEAR-END(#)         AT FISCAL YEAR-END($)
                            SHARES ACQUIRED     VALUE      ---------------------------   ---------------------------
           NAME             ON EXERCISE(#)   REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
--------------------------  --------------   -----------   -----------   -------------   -----------   -------------
Evan C Thompson...........           0               0            0               0               0              0
Garth S. Lindsey..........           0               0        8,333          19,167         227,074        128,551
Laurey J. Barnett.........           0               0        6,666          15,334         181,648        102,852
Thomas L. Muir............       2,666          37,366        2,667          11,667          72,676         81,676

     The following table illustrates the annual pension benefit that would be payable by UTV (including benefits payable under the Benefit Equalization Plan) upon retirement at age 65 or older to a person in specified compensation and years-of-service classifications.

                               PENSION PLAN TABLE

     Annual pension benefit payable as a life annuity with five years of payments guaranteed.

                                                                YEARS OF SERVICE
                                               ---------------------------------------------------
                REMUNERATION                     15         20         25         30         35
---------------------------------------------  -------   --------   --------   --------   --------
$125,000.....................................  $35,167   $ 46,890   $ 58,612   $ 58,612   $ 58,612
 150,000.....................................   42,667     56,890     71,112     71,112     71,112
 175,000.....................................   50,167     66,890     83,612     83,612     83,612
 200,000.....................................   57,667     76,890     96,112     96,112     96,112
 225,000.....................................   65,167     86,890    108,612    108,612    108,612
 250,000.....................................   72,667     96,890    120,000    120,000    120,000
 300,000.....................................   87,667    116,890    120,000    120,000    120,000
 400,000.....................................  117,667    120,000    120,000    120,000    120,000

     Benefits under UTV Employees' Retirement Plan generally are payable to plan participants on or after age 65. The benefit is calculated as 1.4% of Final Average Compensation not in excess of the individual's Covered Compensation plus 2% of Final Average Compensation in excess of the individual's Covered Compensation multiplied by all years of service not greater than 25 years. Covered Compensation is the average of the Social Security wage bases during the 35 year period ending with the year of the individual's Social Security retirement age. "Final Average Compensation" is the average monthly compensation paid to a participant during the five consecutive calendar years during which such average is highest. Compensation is defined as all compensation, including such items as overtime pay and bonuses, but excluding any amounts paid as contributions to any employee benefit plan or reimbursement for business expenses. The participant's maximum annual benefit may not exceed an indexed amount, currently $120,000.

     The credited years of service under the Retirement Plan at February 28, 1995 were: Garth S. Lindsey, 19 years; Laurey J. Barnett, 10 years; Thomas L. Muir, 18 years.

BOARD OF DIRECTORS REPORT ON EXECUTIVE COMPENSATION

     Salaries for 1994 for the executive officers named in the Summary Compensation Table were fixed by the Board of Directors at the end of the prior fiscal year, based on subjective perception of salaries paid by comparable companies for comparable positions, and their bonuses and stock option grants were based on subjective assessments of the executive officers' success at fulfilling the duties and responsibilities of their respective positions and the particular tasks assigned to them, which for 1994 entailed additional work relating to certain television stations. The Board generally adopts recommendations of the Chairman and the CEO, who base their recommendations on past salary levels and their perception of the quality of the respective performances of the executive officers and attempt to match total base salaries and bonuses with their perception of compensation levels at a small number of entertainment companies of which they have knowledge and which they consider comparable to UTV. The Chairman and CEO assess executive officer performance in terms of normal responsibilities, assumption of extra responsibilities and additional work related to special projects. No relative weight was assigned to any of the foregoing factors. Bonuses were higher, and stock options granted, in 1994 reflecting record results of operations.

     The members of the Board of Directors:

HERBERT J. SIEGEL               LAWRENCE R. BARNETT              JOHN L. EASTMAN
JAMES D. HODGSON              NORMAN PERLMUTTER              ABRAHAM A. RIBICOFF
HOWARD F. ROYCROFT     ROCCO C. SICILIANO     JOHN C. SIEGEL     EVAN C THOMPSON

PERFORMANCE GRAPH

     The following line graph compares cumulative total shareholder return for UTV, the Standard & Poor's ("S&P") 500 Stock Index and the S&P Broadcast Media index, assuming the investment of $100 in each in December 1989 and the monthly reinvestment of dividends. The performance shown on the graph is not necessarily indicative of future performance.

                            UNITED TELEVISION, INC.
                    TOTAL RETURN TO SHAREHOLDERS: 1990-1994

       MEASUREMENT PERIOD                              S&P BROADCAST     S&P 500 STOCK
      (FISCAL YEAR COVERED)               UTV              MEDIA             INDEX
1989                                     100               100               100
1990                                      82                83                97
1991                                      71                89               126
1992                                      78               109               136
1993                                     119               153               150
1994                                     157               142               152

     Pursuant to SEC rules, the material under the captions Board of Directors Report on Executive Compensation and Performance Graph is not to be deemed "soliciting material" nor "filed" with the SEC. It is specifically excluded from any material which is incorporated by reference in UTV filings under the Securities Act of 1933 or Securities Exchange Act of 1934, whether such filings occur before or after the date of this proxy statement and notwithstanding anything to the contrary set forth in any such filing.

COMPENSATION OF DIRECTORS

     The standard arrangement pursuant to which each director of UTV is compensated for all services as a director is a fee of $35,000 per annum, except that the Chairman's fee is $85,000 per annum. Directors receive an additional $7,500 per annum for service on each of the Audit Committee, the Compensation Committee, and the Retirement Board, which administers the Employees' Retirement Plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     During 1994, UTV and BHC each incurred costs of $3,312,000 for the joint production with third parties of original television programming.

     During 1994, Garth S. Lindsey and Thomas L. Muir were indebted to UTV in the amounts of $80,000 and $40,000, respectively, for loans made to them by UTV, the current outstanding balances of which aggregate $60,000 and $30,000, respectively. The loans were made in 1983 for the purpose of assisting Messrs. Lindsey and Muir in relocating their homes in connection with the relocation of UTV's executive offices from Minneapolis to Los Angeles. The loans are represented by non-interest bearing notes due December 31, 1997 and require annual installment payments of 10% of the original principal amount. These installments will be forgiven by UTV so long as Messrs. Lindsey and Muir are employed by UTV on each payment date. The seventh such installment was forgiven in 1994. Each loan is secured by a deed of trust on the borrower's home and provides that at the option of the holder the loan will become due and payable upon sale or further encumbrance of the borrower's home without the consent of the holder. In 1994, Mr. Muir received from UTV a non-interest bearing loan of $36,882, secured by Mr. Muir's home, to defray costs incurred by him in connection with the repair of damage to his home from the Northridge Earthquake. One half of the loan, is repayable over a four year period, beginning in August 1995, in equal monthly installments. At the end of such period, the balance of the loan will be forgiven, if Mr. Muir is employed by UTV at that time. If, prior thereto, Mr. Muir voluntarily terminates his employment with UTV, he will be required to repay the full balance of the loan.

     Employment agreements with Garth S. Lindsey and Thomas L. Muir that have expired, except for severance arrangements, provide that, if UTV terminates such officer's employment without cause, it will either give him 90 days' advance notice of termination or a severance payment equal to 13 weeks' salary at his then current rate. In addition, UTV will pay him a severance payment equal to 25 weeks' salary at his then current rate.

     Laurey J. Barnett, who is a daughter of Lawrence R. Barnett, Vice Chairman of UTV, continued during 1994 to serve UTV as Vice President and Director of Programming. Her salary and bonus for 1994 appears in the Summary Compensation Table, and Ms. Barnett's employment continues in the same capacity and on the same terms, except that her current salary is at the rate of $160,000 per year.

     Peter Mathes, who is a stepson of Abraham A. Ribicoff, a director of UTV, continued during 1994 to serve UTV as Vice President and General Manager of KTVX. His salary and bonus for 1994 aggregated $330,000; he received a monthly automobile allowance of $800; and he participated in UTV benefit plans on the same basis as other eligible employees. Mr. Mathes' employment continues in the same capacity and on the same terms, except that his current salary is at the rate of $165,000 per year.

     The law firm of Hogan & Hartson, to which Howard F. Roycroft, a director of UTV, is of counsel, performed legal services for UTV during 1994.

                        1995 DIRECTOR STOCK OPTION PLAN

     The Board of Directors has adopted the 1995 Director Stock Option Plan (the "1995 Plan"), subject to stockholder approval. The Board of Directors believes that the 1995 Plan is desirable to encourage ownership in UTV by outside directors, whose services are considered essential, by providing a further incentive to continue to serve as directors and, through utilization of the incentives provided by the 1995 Plan, to attract and retain experienced and qualified candidates to fill vacancies on the Board of Directors which may occur in the future.

     The 1995 Plan is set forth as Exhibit A to this Proxy Statement, and the following description is qualified in its entirety by this reference thereto.

     Under the 1995 Plan, options to purchase an aggregate of 85,000 shares of UTV Common Stock, $.10 par value, may be granted from time to time to persons who are now or shall become incumbent directors who are not, at the respective times, employees of UTV or any subsidiary ("Eligible Directors"). Pursuant to the 1995 Plan, the aggregate number of shares which may be subject to options granted to any one director shall not exceed 13,000 shares. Seven directors currently are eligible to participate in the 1995 Plan.

     The 1995 Plan is to be administered by the Board of Directors. The Board is generally empowered to interpret the 1995 Plan, to prescribe, amend and rescind rules and regulations relating to it and to determine the terms and provisions of the respective option agreements. The per share exercise price of each option shall equal the fair market value of a share of the Common Stock on the date of grant. Upon exercise of an option, the optionee may pay the purchase price with cash, Common Stock of UTV already owned by him, or a combination of cash and stock.

     Each option granted under the 1995 Plan will be evidenced by a written agreement in such form as the Board will from time to time approve. Each director who, on February 23, 1995, the date of the adoption by the Board of the 1995 Plan, was an Eligible Director was granted as of such date, subject to stockholder approval, an option under the 1995 Plan to purchase 500 shares of Common Stock for each year or part thereof of service as a director of UTV. Commencing in 1995, immediately following each annual meeting of stockholders, each director who is on that date an Eligible Director will automatically be granted an option to purchase 1,000 shares of Common Stock. Accordingly, the following directors have been granted, subject to stockholder approval of the 1995 Plan at the annual meeting, options covering the indicated numbers of shares of Common Stock, exercisable at $58.00 per share. Lawrence R. Barnett, 7,000; John Eastman, 5,000; James D. Hodgson, 7,000; Norman Perlmutter, 3,500; Abraham A. Ribicoff, 6,000; Howard F. Roycroft, 6,500; Rocco C. Siciliano, 5,500. If the 1995 Plan is so approved, immediately thereafter, each such director will be granted an option covering 1,000 shares of Common Stock at an exercise price per share equal to the fair market value on the date of grant. Options will not be transferable other than by will or the laws of descent and distribution and may be exercised during the lifetime of the optionee only by him.

     No option will be exercisable after the expiration of the earlier of (i) five years from the date of grant, (ii) three months following (x) the retirement or resignation of the optionee as a director or (y) the failure of the optionee to be reelected as a director, or (iii) nine months following the total and permanent disability or death of the optionee.

     Shares subject to option may be either authorized but unissued shares or shares which have been issued and reacquired by UTV. The number of shares subject to option and the exercise price of options are subject to appropriate adjustment by the Board in the event of changes in the outstanding Common Stock by reason of changes in UTV's corporate structure or capitalization.

     The Board of Directors may suspend, discontinue or amend the 1995 Plan provided, however, that (except for adjustments by reason of changes in UTV's corporate structure or capitalization) any change in the number of shares subject to the 1995 Plan, in the definition of the class of directors eligible to receive options or that will materially increase the benefits accruing to participants, shall require approval of stockholders. In addition, provisions of the 1995 Plan relating to the number of shares covered by an option at its initial grant and the exercise price may not be amended more frequently than once every six months, except to conform the plan to provisions of the Internal Revenue Code and the Employee Retirement Income Security Act.

     On March 17, 1995, the closing sale price of the Common Stock as reported in the NASDAQ National Market System was $59.50 per share.

TAX CONSEQUENCES

     UTV has been advised as follows regarding the federal income tax consequences applicable to the grant and exercise of options under the 1995
Plan:

     Optionees will not be taxed upon the grant of a stock option. Except as noted below, at the time of exercise of a stock option, the optionee generally will recognize ordinary income in an amount equal to the excess of the fair market value of the shares over the option price, and UTV generally will be entitled to a deduction in the same amount. The shares so acquired will have a basis to the optionee equal to their fair market value on, and a holding period commencing on the day after, the date of exercise. Upon the sale of a share so acquired, any gain or loss will result in a capital gain or loss measured by the difference between the optionee's basis and the amount realized on such sale, provided the share sold is a capital asset in the hands of the holder.

     If the optionee uses previously acquired shares of Common Stock to pay the exercise price of a stock option, the optionee will not ordinarily recognize taxable income to the extent that the number of new shares received upon exercise of the option does not exceed the number of previously acquired shares so used. If non-recognition treatment applies to the payment for option shares with previously acquired shares, the tax basis and holding period of the shares received without recognition of taxable income will be determined by reference to the basis and holding period of the shares surrendered as payment. If a greater number of shares of Common Stock is received upon exercise than the number of shares surrendered in payment of the option price, the option holder will be required to include in gross income (and UTV will be entitled to deduct) an amount equal to the fair market value of the additional shares on the date the stock option is exercised less any cash paid for the shares, and the holding period of the additional shares will commence on the day after the exercise date.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ADOPTION OF THE 1995 DIRECTOR STOCK OPTION PLAN.

                     RATIFICATION OF SELECTION OF AUDITORS

     The stockholders are to take action upon ratification of the selection of Price Waterhouse as auditors of UTV for its fiscal year ending December 31, 1995. Representatives of Price Waterhouse are expected to be present at the meeting and will have the opportunity to make a statement if they desire to do so and be available to respond to appropriate questions. Price Waterhouse was the independent accountant for UTV for its fiscal year ended December 31, 1994. If the selection of Price Waterhouse is not ratified, or prior to the next annual meeting of stockholders such firm shall decline to act or otherwise become incapable of acting, or if its engagement shall be otherwise discontinued by the Board of Directors, the Board of Directors will appoint other independent accountants whose selection for any period subsequent to the next annual meeting will be presented for stockholder approval at such meeting.

                      SUBMISSION OF STOCKHOLDER PROPOSALS

     Stockholder proposals intended for inclusion in the proxy statement for the next annual meeting must be received by UTV at its principal executive offices by November 30, 1995.

                                    GENERAL

     The Board of Directors did not know, a reasonable time before the commencement of the solicitation, of any business constituting a proper subject for action by the stockholders to be presented to the meeting other than as set forth in this Proxy Statement. However, if any other matter should properly come before the meeting, the persons named in the enclosed form of proxy intend to vote such proxy in accordance with their best judgment.

     UTV'S 1994 FORM 10-K ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION, EXCLUSIVE OF EXHIBITS, WILL BE MAILED WITHOUT CHARGE TO ANY STOCKHOLDER ENTITLED TO VOTE AT THE MEETING, UPON WRITTEN REQUEST TO: GARTH S. LINDSEY, SECRETARY, UNITED TELEVISION, INC., 132 S. RODEO DRIVE, FOURTH FLOOR, BEVERLY HILLS, CALIFORNIA 90212-2425.

     UTV will bear the entire cost of preparing, assembling, printing and mailing this Proxy Statement, the accompanying proxy and any additional material which may be furnished to stockholders. Solicitation material will be furnished to brokers, fiduciaries and custodians to forward to beneficial owners of stock held in their names, and UTV will reimburse these organizations in accordance with the New York Stock Exchange schedule of charges for the cost of forwarding proxy material to such beneficial owners. The solicitation of proxies may also be made by the use of the mails and through direct communication with certain stockholders or their representatives by officers, directors or employees of UTV, who will receive no additional compensation therefor. UTV has engaged D.F. King & Co., Inc. to solicit proxies and distribute materials to brokers, banks, custodians and other nominee holders and will pay approximately $5,000 for these services, in addition to reimbursement of certain expenses.

                                          By Order of the Board of Directors,

                                                   GARTH S. LINDSEY, Secretary

                                                                       EXHIBIT A

                            UNITED TELEVISION, INC.

                        1995 DIRECTOR STOCK OPTION PLAN

1.  PURPOSE

     The purpose of this 1995 Director Stock Option Plan (the "Plan") of United Television, Inc. (the "Company"), is to encourage ownership in the Company by outside directors of the Company, whose services are considered essential to the Company's continued progress, and thus to provide them with a further incentive to continue to serve as directors of the Company. The Plan is also intended to assist the Company through utilization of the incentives provided by the Plan to attract and retain experienced and qualified candidates to fill vacancies in the Board of Directors which may occur in the future.

2.  ADMINISTRATION

     The Plan will be administered by the Board of Directors (the "Board") of the Company. Subject to the express provisions of the Plan, the Board will have complete authority to interpret the Plan; to prescribe, amend, and rescind rules and regulations relating to it; to determine the terms and provisions of the respective option agreements (which need not be identical); and to make all other determinations necessary or advisable for the administration of the Plan. The Board's determinations on the matters referred to in this Section 2 will be conclusive.

3.  PARTICIPATION IN THE PLAN

     Persons who are now or shall become incumbent directors of the Company who are not at the respective times employees of the Company or any affiliate of the Company shall be eligible to participate in the Plan (an "Eligible Director"). A director of the Company shall not be deemed to be an employee of the Company solely by reason of the existence of a consulting contract or arrangement between such director and the Company or any subsidiary thereof pursuant to which the director agrees to provide consulting services to the Company or its subsidiaries on a regular or occasional basis for a stated consideration.

4.  STOCK SUBJECT TO THE PLAN

     The stock subject to the Plan shall consist of 85,000 shares of Common Stock, $.10 par value, of the Company ("Common Stock"), as the same may be adjusted pursuant to Section 9. Subject to Section 9, options for not more than 13,000 shares may be granted to an Eligible Director pursuant to the Plan. Shares issuable on exercise of options granted under this Plan may be, as the Board shall from time to time determine, either authorized and unissued shares of Common Stock or issued shares of Common Stock that have been reacquired by the Company. If an option granted under the Plan shall expire or terminate for any reason without having been exercised in full, the shares represented by the portion thereof not so exercised shall (unless the Plan shall have been terminated) become available for other options to be granted under the Plan.

5.  STOCK OPTIONS

     Each option granted under this Plan shall be evidenced by a written agreement in such form as the Board shall from time to time approve, which agreements shall comply with and be subject to the following terms and conditions:

          A. Previous Service Options. In recognition of services to the Company previous to the adoption of the Plan, each director who is on the date of the adoption of the Plan an Eligible Director shall automatically be granted an option under the Plan to purchase 500 shares of Common Stock for each year or part thereof of service as a director ("Previous Service Options").

          B. Current Service Options. Commencing in 1995, immediately following each annual meeting of stockholders of the Company, each director who is on that date an Eligible Director shall automatically be granted under the Plan an option to purchase 1,000 shares of Common Stock.

          C. Option Price per Share. All options granted hereunder shall be exercisable at a price per share equal to the fair market value (as hereinafter defined) of a share of Common Stock on the date of the grant. For purposes of the Plan, the term "fair market value" of a share of Common Stock shall mean, as of the date on which such fair market value is to be determined, the closing price of a share of Common Stock as reported in The Wall Street Journal (or a publication or reporting service deemed equivalent to The Wall Street Journal for such purpose by the Board) as reported for the NASDAQ National Market System and other securities markets which at the time are included in the stock price quotations of such publication. If no such price was so reported for the date of grant, then fair market value shall be the mean average of such closing prices (i) so last reported before the date of grant and (ii) so next reported after the date of grant. In the event that the Board shall determine such stock price quotation is not representative of fair market value, the Board may determine fair market value in such a manner as it shall deem appropriate under the circumstances.

          D. Options Nontransferable. Each option granted under the Plan by its terms shall not be transferable by the optionee otherwise than by will, or by the laws of descent and distribution, and shall be exercisable during the lifetime of the optionee only by him. No option or interest therein may be transferred, assigned, pledged, or hypothecated by the optionee during his lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment, or similar process.

          E. Expiration of Options. No option shall be exercisable after the expiration of the earliest of (i) five years from the date when such option was granted, (ii) three months following (x) the retirement or resignation of the optionee as a director of the Company or (y) the failure of the optionee to be re-elected a director of the Company, or (iii) nine months following the total and permanent disability or death of the optionee.

          F. Exercise of Options. Options may be exercised at any time by notice to the Company, accompanied by payment of the full purchase price for the Common Stock as to which they are exercised, as well as any federal, state, and/or local income tax withholding required in connection with the exercise. Such purchase price shall be paid in full upon any exercise of an option (i) by cash, including a personal check payable to the order of the Company or (ii) by delivering at fair market value, valued as of the date of delivery, securities issued by the Company already owned by the optionee, or (iii) by any combination of (i) and (ii).

          G. Nonstatutory Options. No option granted under the Plan shall constitute an "incentive stock option" as that term is defined in the Internal Revenue Code of 1986.

6.  MODIFICATION, EXTENSION, AND RENEWAL OF OPTIONS

     The Board shall have the power to modify, extend or renew outstanding options and authorize the grant of new options in substitution therefor, provided that such power may not be exercised in a manner which would (i) alter or impair any rights or obligations under any option previously granted without the written consent of the optionee or (ii) adversely affect the qualification of the Plan or any other stock-related plan of the Company under Rule 16b-3 adopted pursuant to the Securities Exchange Act of 1934, or any successor provision.

7.  ASSIGNMENT

     The rights and benefits under this Plan may not be assigned and any attempted assignment of such rights and benefits shall be null and void.

8.  LIMITATION OF RIGHTS

     A. No Right to Continue as a Director. Neither the Plan, nor the granting of an option or any other action taken pursuant to the Plan, shall constitute or be evidence of any agreement or understanding, express or implied, that the Company will retain a director for any period of time, or at any particular rate of compensation.

     B. No Stockholders' Rights for Optionees. An optionee or his representative shall have no rights as a stockholder with respect to the shares covered by his option until the date of the issuance to him or his representative of a stock certificate therefor.

9.  CHANGES IN PRESENT COMMON STOCK

     In the event of any merger, consolidation, reorganization, recapitalization, stock dividend, stock split or other change in the corporate structure or capitalization affecting the Company's present Common Stock, appropriate adjustment shall be made by the Board in the number and kind of shares which are or may become subject to options granted or to be granted hereunder and the per share option price to be paid therefor.

10.  EFFECTIVE DATE AND DURATION OF THE PLAN

     If adopted by the stockholders at their 1995 annual meeting, this Plan shall become effective as of February 23, 1995, the date of its adoption by the Board and shall terminate on February 23, 2005 (unless earlier discontinued by the Board), but such termination shall not affect the rights of the holder of any option outstanding on such date of termination.

11.  AMENDMENT OF THE PLAN

     The Board may suspend or discontinue the Plan or revise or amend it in any respect whatsoever, provided, however, that without approval of the stockholders no revision or amendment shall change the number of shares subject to the Plan (except as provided in Section 9), change the definition of the class of directors eligible to receive options, or materially increase the benefits accruing to participants under the Plan. Notwithstanding the preceding sentence, none of Sections 3, 5.A, 5.B, or 5.C shall be amended more than once every six months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, federal securities laws or the rules thereunder.

12.  COMPLIANCE WITH LAW, ETC.

     Notwithstanding any other provision of this Plan or agreements made pursuant hereto, the Company shall not be required to issue or deliver any certificate or certificates for shares of Common Stock under this Plan prior to fulfillment of all of the following conditions:

          (i) Effectiveness of any registration or other qualification of such shares or the Company under any state or federal law or regulation which the Board shall, in its absolute discretion or upon the advice of counsel, deem necessary or advisable; and

          (ii) Grant of any other consent, approval or permit from any state or federal governmental agency or securities exchange which the Board shall, in its absolute discretion or upon the advice of counsel, deem necessary or advisable.

13.  NOTICE

     Any notice to the Company required by this Plan shall be in writing addressed to the Secretary of the Company at its principal office, and shall be deemed delivered only when it is received by the Secretary.

14.  GOVERNING LAW

     This Plan and all determinations made and actions taken pursuant hereto shall be governed by the law of the State of New York and construed accordingly.

                           UNITED TELEVISION, INC.

                     THIS PROXY IS SOLICITED ON BEHALF OF
                            THE BOARD OF DIRECTORS

P  Lawrence R. Barnett, Garth S. Lindsey and John C. Siegel, and each of them,
R each with full power of substitution, hereby are authorized to vote, by a O majority of those or their substitutes present and acting at the meeting or, X if only one shall be present and acting, then that one, all of the shares of Y United Television, Inc. that the undersigned would be entitled, if personally present, to vote at its 1995 Annual Meeting of Stockholders and at any adjournment thereof, upon such business as may properly come before the meeting, including the items set forth on the reverse side hereof and in the notice of annual meeting and the proxy statement.

                  CONTINUED AND TO BE SIGNED ON REVERSE SIDE


                                                               ----------------
                                                               SEE REVERSE SIDE
                                                               ----------------

/X/  PLEASE MARK VOTES AS IN THIS EXAMPLE.

1. Election of Directors

NOMINEES: John L. Eastman, James D. Hodgson and Herbert J. Siegel

   / / FOR ALL NOMINEES     / / AUTHORITY WITHHELD AS TO ALL NOMINEES

/ / _________________________________________________________________
    For all nominees except as noted above

2. Approval of 1995 Director Stock Option Plan

   / / FOR     / / AGAINST    / / ABSTAIN

3. Ratification of the selection of Price Waterhouse LLP as auditors.

   / / FOR    / / AGAINST    / / ABSTAIN

   UNLESS OTHERWISE SPECIFIED,  THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2
   AND 3.

   / / MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT

PLEASE SIGN BELOW EXACTLY AS YOUR NAME APPEARS HEREON. IF THE NAMED HOLDER IS A CORPORATION, PARTNERSHIP OR OTHER ASSOCIATION, PLEASE SIGN ITS NAME AND ADD YOUR OWN NAME AND TITLE. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE ALSO GIVE YOUR FULL TITLE. IF SHARES ARE HELD JOINTLY, EACH HOLDER SHOULD SIGN.

SIGNATURE: ___________________________________________ DATE ___________________

SIGNATURE: ___________________________________________ DATE ___________________